EXHIBIT 4.2

     This Preferred Security is a Global Certificate within the meaning of the Amended and Restated Trust Agreement hereinafter referred to and is registered in the name of The Depository Trust Company (the “Depository”) or a nominee of the Depository. This Preferred Security is exchangeable for Preferred Securities registered in the name of a person other than the Depository or its nominee only in the limited circumstances described in the Amended and Restated Trust Agreement and no transfer of this Preferred Security (other than a transfer of this Preferred Security as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository) may be registered except in limited circumstances.

     Unless this Preferred Security is presented by an authorized representative of The Depository Trust Company, a New York corporation, to Lincoln National Capital VI or its agent for registration of transfer, exchange, or payment, and any Preferred Security issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of Depository Trust Company (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Certificate Number P-1	Number of Preferred Securities 6,000,000 CUSIP No. 53404M 20 1

Certificate Evidencing Preferred Securities

of

Lincoln National Capital VI

6.75% Trust Preferred Securities,
Series F
(Liquidation Amount $25 per Preferred Security)

     Lincoln National Capital VI, a statutory trust formed under the laws of the State of Delaware (the “Trust”), hereby certifies that Cede & Co. (the “Holder”) is the registered owner of six million (6,000,000) preferred securities of the Trust representing an undivided beneficial interest in the assets of the Trust and designated the Lincoln National Capital VI 6.75% Trust Preferred Securities, Series F (Liquidation Amount $25 per Preferred Security) (the “Preferred Securities”). The Preferred Securities are

transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section 5.4 of the Amended and Restated Trust Agreement (as defined below). The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Securities are set forth in, and this certificate and the Preferred Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Trust, dated as of September 11, 2003, as the same may be amended from time to time (the “Amended and Restated Trust Agreement”), including the designation of the terms of Preferred Securities as set forth therein. The Holder is entitled to the benefits of the Guarantee Agreement entered into by Lincoln National Corporation, an Indiana corporation, and Bank One Trust Company, National Association, as guarantee trustee, dated as of September 11, 2003 (the “Guarantee”), to the extent provided therein. The Trust will furnish a copy of the Amended and Restated Trust Agreement and the Guarantee to the Holder without charge upon written request to the Trust at its principal place of business or registered office.

     Upon receipt of this certificate, the Holder is bound by the Amended and Restated Trust Agreement and is entitled to the benefits thereunder.

     IN WITNESS WHEREOF, one of the Administrative Trustees of the Trust has executed this certificate this 11th day of September, 2003.

LINCOLN NATIONAL CAPITAL VI

By: /s/	James E. Cruickshank

Name:	James E. Cruickshank
Title:	Administrative Trustee

2

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Preferred Security to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)

and irrevocably appoints

as agent to transfer this Preferred Security Certificate on the books of the Trust. The agent may substitute another to act for him or her.

Date:

Signature:

(Sign exactly as your name appears on the other side of this Preferred Security Certificate)

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY
AN ELIGIBLE GUARANTOR INSTITUTION(BANKS,
STOCKBROKERS, SAVINGS AND LOAN
ASSOCIATIONS AND CREDIT UNIONS WITH
MEMBERSHIP IN AN APPROVED SIGNATURE
GUARANTEE MEDALLION PROGRAM), PURSUANT
TO RULE 17Ad-15 OF THE SECURITIES EXCHANGE
ACT OF 1934, AS AMENDED.